Exhibit (j)



            Consent of Independent Registered Public Accounting Firm

We consent to the references to our firm under the captions "Financial Highlights" within the Prospectus and "General Information - Independent Registered Public Accounting Firm" and "Financial Statements and Report of Independent Registered Public Accounting Firm" within the Statement of Additional Information and to the use of our reports dated February 14, 2019 relating to the financial statements of AB Intermediate Bond Portfolio, AB Large Cap Growth Portfolio, AB Growth and Income Portfolio, AB International Growth Portfolio, AB Global Thematic Growth Portfolio, AB Small Cap Growth Portfolio, AB International Value Portfolio, AB Small/Mid Cap Value Portfolio, AB Balanced Wealth Strategy Po1ifolio, AB Dynamic Asset Allocation Portfolio, and AB Global Risk Allocation - Moderate Portfolio, eleven of the series constituting AB Variable Products Series Fund, Inc., for the year/period ended December 31, 2018, which are incorporated by reference in this Post-Effective Amendment No. 77 to the Registration Statement (Form N-lA No. 33-18647) of AB Variable Products Series Fund, Inc.



/s/ Ernst & Young LLP

New York, New York
April 24, 2019